Exhibit 23: Consent of Certified Public Accountants


August 8, 2003

We consent to the use of our reports, dated August 4, 2003, in Form 10-Q filing of the Peoples Financial Corporation.


/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi